Exhibit 99.1

News Release

For information contact:

Lisa Schultz

Chief Communications and Human Capital Officer

CNL Financial Group

(407) 650-1223

CNL PROPERTIES TRUST INTENDS TO ACQUIRE FIVE SENIOR LIVING PROPERTIES FOR $84 MILLION

— Current owner to lease and continue to operate the communities —

(ORLANDO, Fla.) Dec. 16, 2011 — CNL Properties Trust, Inc., a real estate investment offering focused on health care and senior living properties, announced its plan to acquire five senior living communities from affiliates of Primrose Retirement Communities, LLC (“Primrose”) for approximately $84 million. The transaction is not expected to close until the first quarter of 2012 and is still subject to due diligence completion and other factors. The acquisition would be CNL Properties Trust’s first.

Upon completion of the transaction, CNL Properties Trust will own five of Primrose’s 26 senior living communities, including Casper Senior Living in Casper, Wyo., Grand Island Senior Living in Grand Island, Neb., Sweetwater Senior Living in Billings, Mont., Marion Senior Living in Marion, Ohio and Mansfield Senior Living in Mansfield, Ohio. The communities will continue to be operated by Primrose under a long-term lease agreement with CNL Properties Trust. As of Dec. 1, 2011, the communities were 96 percent occupied.

“We believe this transaction is an attractive initial acquisition as we begin to build our portfolio of senior living communities within CNL Properties Trust,” said Stephen H. Mauldin, president and chief operating officer of CNL Properties Trust. “Primrose has successfully developed and operated senior living communities for more than two decades, and CNL Properties Trust’s investment in these high quality, stabilized properties is a fitting launch for our fund, while also assisting Primrose’s expansion plans.”

Founded in 1989 and headquartered in Aberdeen, S.D., Primrose prioritizes comfort, care and security for its residents and prides itself on creating developments with desirable amenities such as libraries, movie theaters, fitness centers, ice cream parlors and pubs.

“The objective of each Primrose community is to provide a healthy, happy living environment for our seniors,” said Jim Thares, Primrose founder. “We know that CNL Properties Trust shares our values and priorities, and will facilitate the continued success of each location.”

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About CNL Properties Trust, Inc.

CNL Properties Trust, Inc. is an investment offering that will seek to acquire properties in the senior living and health care, lifestyle, lodging and specialty property asset classes. The company intends to qualify as a real estate investment trust. CNL Financial Group is the sponsor of CNL Properties Trust, Inc. For more information, visit www.CNLPropertiesTrust.com.

Financial advisors can contact the Managing Dealer of the REIT, CNL Securities, member FINRA/SIPC, at (866) 650-0650.

Forward-Looking Statements

Certain statements in this document may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). CNL Properties Trust (herein also referred to as the “Company”) intends that all such forward-looking statements be covered by the safe-harbor provisions for forward-looking statements of Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable.

All statements, other than statements that relate solely to historical facts, including, among others, statements regarding the Company’s future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “continues,” “pro forma” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those contemplated by such forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to, the factors detailed in our prospectus dated June 27, 2011, and other documents filed from time to time with the Securities Exchange Commission.

Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to: the global impact of the current credit crisis in the U.S. and Europe; changes in general economic conditions in the U.S. or globally (including financial market fluctuations); risks associated with our investment strategy; risks associated with the real estate markets in which the Company invests; risks of doing business internationally and global expansion, including unfamiliarity with new markets and currency risks; risks associated with the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with its debt covenants; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; competition for properties and/or tenants in the markets in which the Company engages in business; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the Company’s ability to make necessary improvements to properties on a timely or cost-efficient basis; risks related to development projects or acquired property value-add conversions, if applicable (including construction delays, cost overruns, the Company’s inability to obtain necessary permits and/or public opposition to these activities); defaults on or non-renewal of leases by tenants; failure to lease properties at all or on favorable rents and terms; unknown liabilities in connection with acquired properties or liabilities caused by property managers or operators; the Company’s failure to successfully manage growth or integrate acquired properties and operations; material adverse actions or omissions by any joint venture partners; increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding or potential litigation; risks associated with the Company’s tax structuring; the Company’s failure to qualify and maintain its status as a real estate investment trust and the Company’s ability to protect its intellectual property and the value of its brands.

Management believes these forward-looking statements are reasonable; however, such statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and the Company may not be able to realize them. Investors are cautioned not to place undue reliance on any forward-looking statements which are based on current expectations. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.